                                                                    EXHIBIT 11.1

 INDIVIDUAL INC. COMPUTATION OF WEIGHTED AVERAGE SHARES USED IN COMPUTING LOSS
                               PER SHARE AMOUNTS

                                             PRIMARY      FULLY      PRO FORMA
TYPE OF SECURITY                              SHARES     DILUTED      SHARES
- ----------------                            ----------  ----------  -----------
                                                                    (UNAUDITED)
For the year ended December 31, 1993:
  Common stock less shares held in
   treasury, beginning of period...........  1,662,725   1,662,725
  Cheap stock outstanding during the
   period..................................    315,864     315,864
  Weighted average common stock issued
   during the period.......................        --          --
                                            ----------  ----------
    Weighted average shares of common stock
     outstanding...........................  1,978,589   1,978,589
                                            ==========  ==========
    Net loss per common share.............. $    (2.28) $    (2.28)
                                            ==========  ==========
For the year ended December 31, 1994:
  Common stock less shares held in
   treasury, beginning of period...........  1,662,725   1,662,725
  Cheap stock outstanding during the
   period..................................    315,864     315,864
  Weighted average common stock issued
   during the period.......................      2,712       2,712
                                            ----------  ----------
    Weighted average shares of common stock
     outstanding...........................  1,981,301   1,981,301
                                            ==========  ==========
    Net loss per common share.............. $    (2.90) $    (2.90)
                                            ==========  ==========
For the three months ended March 31, 1995:
  Common stock less shares held in
   treasury, beginning of period...........  1,666,002   1,666,002   1,666,002
  Cheap stock outstanding during the
   period..................................    346,210     346,210     346,210
  Weighted average common stock issued
   during the period.......................        852         852         852
  Conversion of preferred stock and
   redeemable preferred stock into common
   stock...................................        --          --    7,625,210
                                            ----------  ----------  ----------
    Weighted average shares of common stock
     outstanding...........................  2,013,064   2,013,064   9,638,274
                                            ==========  ==========  ==========
    Net loss per common share.............. $    (0.98) $    (0.98) $    (0.17)
                                            ==========  ==========  ==========
For the year ended December 31, 1995:
  Common stock less shares held in
   treasury, beginning of period...........  1,666,002   1,666,002   1,666,002
  Cheap stock outstanding during the
   period..................................    315,821     315,821     315,821
  Weighted average common stock issued
   during the period.......................     12,341      12,341      12,341
  Conversion of preferred stock and
   redeemable preferred stock into common
   stock...................................        --          --    7,625,210
                                            ----------  ----------  ----------
    Weighted average shares of common stock
     outstanding...........................  1,994,164   1,994,164   9,619,374
                                            ==========  ==========  ==========
    Net loss per common share.............. $    (4.05) $    (4.05) $    (0.67)
                                            ==========  ==========  ==========

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
For the three months ended March 31, 1996:
  Common stock less shares held in
   treasury, beginning of period...........  1,713,096   1,713,096   1,713,096
  Weighted average common stock issued
   during the period.......................    506,690     506,690     506,690
  Weighted average treasury stock
   repurchased during the period...........       (476)       (476)       (476)
  Weighted average conversion of preferred
   stock and redeemable preferred stock
   into common stock.......................    921,729     921,729   7,625,210
                                            ----------  ----------  ----------
    Weighted average shares of common stock
     outstanding...........................  3,141,039   3,141,039   9,844,520
                                            ==========  ==========  ==========
    Net loss per common share.............. $    (0.95) $    (0.95) $    (0.25)
                                            ==========  ==========  ==========

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(1) All common share amounts have been restated to reflect a 3-for-2 reverse stock split.
(2) Upon completion of the initial public offering on March 20, 1996, the redeemable preferred stock and preferred stock converted to 7,625,210 shares of common stock. Accordingly, the pro forma earnings per share calculation has assumed the conversion of all shares of Preferred Stock, effected for the 3-for-2 split, at the beginning of each period presented.
(3) In accordance with the Securities and Exchange Commission, issuances of common stock and common stock equivalents, within one year prior to the initial filing of the registration statement, at share prices below the initial public offering price of $14.00 per share (cheap stock), are considered to have been made in anticipation of the contemplated public offering. Accordingly, these stock issuances are treated as if issued and outstanding, using the treasury stock method, since the inception of the Company.
(4) Due to losses incurred during the periods presented, the inclusion of common stock equivalents (other than pursuant to cheap stock) would be anti-dilutive and therefore are not included in the loss per share calculation.